Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-73690) of Preformed Line Products Company 1999 Employee Stock Option Plan and in the Registration Statement on Form S-8 (No. 333-73692) of Preformed Line Products Salaried Employees’ Profit Sharing Plan of our report dated March 2, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in the Annual Report on Form 10-K for the year ended December 31, 2004.

PricewaterhouseCoopers LLP
Cleveland, Ohio
March 24, 2005